Exhibit 99.1

Media Contact	Investor Relations
Vicki Contavespi	Jessica Bartlow
T+ 1.571.209.7660	T+ 1.703.678.2114
vicki.contavespi@icxt.com	jessica.bartlow@icxt.com

ICX TECHNOLOGIES REPORTS FIRST-QUARTER 2009 RESULTS

Records 32 percent growth, third consecutive profitable quarter

Arlington, Va. (May 14, 2009) – ICx Technologies, Inc. (Nasdaq GS: ICXT), a developer of advanced sensor technologies for homeland security, force protection and commercial applications, announced today its operating and financial results for the first quarter ended Mar. 31, 2009.

First-Quarter Financials

For the quarter ended Mar. 31, 2009, ICx reported revenues of $47.8 million, compared to $36.3 million for the quarter ended Mar. 31, 2008, representing a 32 percent increase year-over-year. The Company also achieved its third consecutive positive quarter, showing adjusted EBITDA profits of $0.7 million, an improvement of $7.4 million over the first quarter loss in 2008. Funded backlog increased to $85 million at the end of the quarter, up 85 percent from the $46 million reported on Mar. 31, 2008.

The continued growth was driven by high demand in government markets for the Company’s surveillance and solutions business offerings.

“We are proud that in this tough environment we maintained our high growth, and with tight cost control and increased operational synergies, we were profitable on an adjusted EBITDA basis for the third quarter in a row,” remarked Colin Cumming, ICx President and CEO.

Key First-Quarter Highlights

•

South Korean military awarded ICx a Mass Spectrometry Contract with an estimated value of up to $40 million. The contract is for the development of a chemical and biological mass spectrometer (CBMS) for use in military reconnaissance vehicles. ICx Analytical Instruments will work jointly with ICx BioDefense to deliver a premium-class biological and chemical detection system. The CBMS system will be capable of detecting both chemical and biological warfare agents.

•	The ICx surveillance group continued its strong performance on the BETSS-C program, resulting in record sales of $16.1 million, a 49 percent increase over the same quarter in the prior year.

•

ThreatSense™, a comprehensive chemical, biological, radiation and nuclear (CBRN) security solution, was released. It is designed to improve time-to-detection, providing lower deployment costs and reducing false alarms. ThreatSense provides a comprehensive and layered approach to CBRN security by allowing facility managers to customize the system, and their own concept of operations (CONOPS), to best meet their evolving needs.

•

In response to a high-priority need, ICx provided four SkyWatch™ towers, two DefendIR™ thermal cameras, four IBAC™ biological sensor units and two Illuminator™ cameras to help ensure security for the inauguration of President Barack Obama at the Capital and on the National Mall. The equipment was provided to the U.S. Park Police, in cooperation with the National Park Service; ICx personnel conducted pre-event training for security personnel, and members of the ICx technical staff will also be on site for product and staff support.

•	With the success of our program efforts with DoD, DHS and the transportation markets, our unfunded backlog remained strong at $347 million.

•

ICx was selected to support GBOSS, or Ground Based Surveillance System, a major Marine Corps Program. ICx will develop a tower-based sensor system with networked remote operational capability to enhance the detection and surveillance of hostile troop movements.

Revenue and Earnings Outlook for 2009

ICx today reconfirmed its annual adjusted EBITDA guidance in the range of $2 to $7 million, but lowered its revenue guidance to a range of $190 million to $200 million. Because of the ongoing uncertainty about the global economy and delays in economic stimulus spending, ICx believes that revenue growth will be less than originally expected. As a result, the Company implemented additional cost-control measures during the first quarter and believes that it will achieve adjusted EBITDA results in the same $2 million to $7 million range that it previously reported.

Conference Call

In connection with the earnings release, ICx will host a conference call and Webcast for investors and analysts to discuss its results for the quarter on May 14, 2009 at 4:30 p.m. eastern time.

Participants should call, toll-free, 877-874-1569 (United States/Canada), or 719-325-4774, and request the ICx Technologies call. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 719-457-0820 (United States/Canada), or call toll-free at 888-203-1112 and enter confirmation code 5838465. The recording will be available from 7:30 p.m. (EDT) on Thursday, May 14, 2009, through midnight, May 21, 2009 (EDT). A live broadcast of the earnings conference call will also be available via the Internet at http://www.ICXT.com in the ‘Events & Presentations’ section under ‘Investor Relations’. The webcast will be archived on the site for 60 days.

About ICx Technologies, Inc.

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. We then leverage our unparalleled technical expertise and government funding to address other emerging challenges of our time including a cleaner environment, alternative energy, life science and “smart transportation”.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues and Adjusted EBITDA for fiscal 2009; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, minus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Net Loss

(Unaudited)

(dollars in thousands, except per share amounts)

	Unaudited Three Months Ended March 31,
	2009	2008
Revenues:
Product revenues	$16,615	$20,364
Contract research and development revenues	11,282	11,976
Service and other revenue	19,887	3,913

Total revenues	47,784	36,253

Cost of revenues:
Cost of product revenues	8,212	10,130
Cost of contract research and development revenues	8,314	7,683
Cost of service and other revenues	14,324	2,557

Total cost of revenue	30,850	20,370

Gross profit	16,934	15,883

Operating expenses:
General and administrative	7,284	9,638
Sales and marketing	6,405	7,831
Research and development	3,596	6,684
Depreciation and amortization	3,102	3,287

Total operating expenses	20,387	27,440

Operating loss	(3,453)	(11,557)

Other income (expense):
Interest income	52	430
Interest expense	(17)	(18)
Other, net	56	(122)

Total other income	91	290

Loss before income taxes	(3,362)	(11,267)
Income tax expense (benefit)	113	(32)

Loss from continuing operations	$(3,475)	$(11,235)
Loss on sale of discontinued operations, net of tax	—	(903)

Net loss	$(3,475)	$(12,138)

Other comprehensive income
Foreign currency translation adjustment, net of tax	(779)	554

Comprehensive loss	$(4,254)	$(11,584)

Net loss per common share
Basic and diluted	$(0.10)	$(0.36)

Reconciliation of Non-GAAP Measure:
Net loss	$(3,475)	$(12,138)
Add (subtract)
Loss from discontinued operations	—	903
Income tax expense (benefit)	113	(32)
Interest income	(52)	(430)
Interest expense	17	18
Depreciation and amortization	3,102	3,287
Stock-based compensation expense	1,039	1,670

Adjusted EBITDA	$744	$(6,722)

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$35,298	$38,782
Trade accounts receivable, net	27,856	37,101
Inventories	24,302	26,230
Other current assets	13,771	13,657

Total current assets	101,227	115,770
Property, plant and equipment, net	10,745	10,914
Goodwill and intangibles, net	87,309	89,871
Other noncurrent assets	3,208	2,743

Total assets	$202,489	$219,298

Liabilities and Stockholders’ Equity
Current liabilities	$25,772	$39,026
Noncurrent liabilities	2,425	2,465

Total liabilities	28,197	41,491

Total stockholders’ equity	174,292	177,807

Total liabilities and stockholders’ equity	$202,489	$219,298

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2009	2008
Detection
Product revenue	$9,295	$11,634
Contract research and development revenue	11,084	7,529
Service and other revenue	819	483

Total revenue	$21,198	$19,646
Gross profit %	40.3%	49.1%

Surveillance
Product revenue	$5,112	$5,997
Contract research and development revenue	198	4,442
Service and other revenue	10,770	365

Total revenue	$16,080	$10,804
Gross profit %	32.7%	36.4%

Solutions
Product revenue	$2,232	$2,734
Contract research and development revenue	35	5
Service and other revenue	8,388	3,065

Total revenue(1)	$10,655	$5,804
Gross profit %	29.4%	39.7%

(1)	Includes $149 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three months ended March 31, 2009